EXHIBIT 10.3

                               FARMOUT AGREEMENT




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                                FARMOUT AGREEMENT


                                     BETWEEN


                 DUBLIN INTERNATIONAL PETROLEUM (EGYPT) LIMITED
                          a wholly-owned subsidiary of
                           TANGANYIKA OIL COMPANY LTD.

                                       and


                             DRUCKER PETROLEUM INC.
                          a wholly-owned subsidiary of
                             DRUCKER INDUSTRIES LTD.




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                                    I N D E X


Article Number        Heading                                              Page
  1.1_                Definitions                                            2
  2.0                 Obligations of the Parties                             3
  3.0                 Representations and Warranties                         4
  4.0                 Relationship of the Parties                            6
  5.0                 Information                                            6
  6.0                 Applicable Law & Resolution of Disputes                7
  7.0                 Miscellaneous                                          7


Annexure "A"               Concession Agreement
Annexure "B"               Deed of Assignment





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                                FARMOUT AGREEMENT

THIS AGREEMENT is made and entered into as of the 28th day of April 1998, by and between:

         DUBLIN INTERNATIONAL PETROLEUM (EGYPT) LIMITED, a company organised and existing under the laws of the Republic of Ireland ("Dublin") and wholly-owned subsidiary of TANGANYIKA OIL COMPANY LTD., a company organised and existing under the laws of Canada ("Tanganyika") and;

         DRUCKER PETROLEUM INC., a company organised and existing under the laws of the British Virgin Islands ("Drucker") and wholly-owned subsidiary of DRUCKER INDUSTRIES LTD., a company organised and existing under the laws of the United States.


WITNESSETH WHEREAS:

1. On November 17, 1997, Dublin was notified of the acceptance by the Exploration Offers Committee of the Egyptian General Petroleum Corporation (EGPC) of Dublin=s application in a concession covering an area of approximately 2,320 square kilometres known as Block H, West Gharib, Gulf of Suez, Egypt.

2. On December 1, 1997, Dublin and EGPC initiated a concession agreement (the "CA") pursuant to which Dublin was granted the right to explore for and exploit petroleum on the Contract Area (as hereinafter defined). The CA is subject to ratification by the Government of the Arab Republic of Egypt (the "Government").

3.       On  December  28,  1997,  Dublin and EGPC signed a  Pre-Effective  Date
         Expenditure Agreement pursuant to which Dublin's Concession expenditures would be recoverable under the CA prior to the effective date of the CA.

4. On March 24, 1998 Dublin was notified by EGPC that Law No. 15 for 1998 concerning the CA was issued.



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5.       Subject to the approvals of the Government and EGPC,  Dublin is willing to transfer and assign to Drucker an undivided twenty percent (20%) Participating Interest in the CA, together with all rights and obligations pertaining thereto; and

6. Drucker is desirous of acquiring the said twenty percent (20%) Participating Interest on the basis of the terms and conditions set forth herein.

NOW THEREFORE in consideration of the mutual promises, agreements and covenants hereinafter set forth, the parties hereto agree as follows:

1.1_     DEFINITIONS

1.01 The terms defined in the recitals hereof or at other instances herein shall have the meanings attributed to them thereby. In addition, the following words and expressions shall, for the purpose of this Agreement, bear the meanings respectively set opposite them:

"Acquired Interest"      means a  twenty  (20%) undivided Participating Interest
                         free and clear of all encumbrances to be transferred and assigned as contemplated herein by Dublin to Drucker;

"Affiliate"              means in relation to each Party, any company,
                         corporation or other entity
                         1.       which is directly or indirectly controlled by
                                  such Party; or

                         2. which directly or indirectly controls such Party; or

                         3. which is directly or indirectly controlled by a company, corporation or other entity that also directly or indirectly controls such Party.

                         To this effect, control is conclusive by fact of owning directly or indirectly shares in the company representing more than fifty percent (50%) of the vote in general meeting.

"Agreement"              means this Farmout Agreement;

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"Contract Area"          means the area described in the Concession Agreement
                         (CA);

"Contract Depth"         means at depth of 200 feet into the Nubia  Formation or
                         9,000 feet whichever is shallower.

"Deed of  Assignment"    means  the  instrument  of transfer to be submitted  to
                         the Government and EGPC for the purpose of obtaining all the necessary official consents to the assignment of the Acquired Interest by Dublin to Drucker, which instrument will substantially be in the form set forth in Annex "B" attached hereto;

"Effective Date"         means the date of execution of this Agreement;

"Joint Operating         means the Joint Operating Agreement to be entered into
Argeement" or "JOA"      between the Parties;

"Participating Interest" means an undivided percentage interest in the CA and the JOA and all rights and obligations pertaining thereto;

"Party"                  means a party to this Agreement.

All other terms specifically defined in the CA and not defined herein shall have the meanings assigned to them in the CA unless the context clearly requires otherwise. A copy of the CA is attached hereto as Annexure AA@.

1.02 Unless the context otherwise requires, reference to any Article is to an Article of this Agreement. In addition, where the context requires, the singular shall include the plural and the plural shall include the singular.

2.0      OBLIGATIONS OF THE PARTIES

2.01 Drucker shall, within seven (7) days of the Effective Date, pay to Dublin the following:


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         a.       thirty-four thousand United States Dollars (US$34,000),  being twenty percent (20%) of all costs incurred prior to the Effective Date;


         b. three hundred thousand United States Dollars (US$300,000), being forty percent (40%) of the Signature Bonus payable to EGPC;

         c. eight thousand United States Dollars (US$8,000), being twenty percent (20%) of the CA administration costs payable to EGPC;

         1. ten thousand United States Dollars (US$10,000), being twenty percent (20%) of the annual training bonus payable to EGPC.

Payments shall be effected to Tanganyika=s bank account numbered 1489057.202 with Cantrade Ormond Burrus Banque Privee S.A., 12 rue Ami-Lullin, P.O. Box 3142, CH-1211, Geneva 3, Switzerland.

2.02 From and after the Effective date, Drucker shall bear and pay twenty percent (20%) of all costs and expenses including but not limited to the Financial Obligations related to the CA.

2.03 Drucker shall bear and pay forty percent (40%) of the costs and expenses associated with the drilling of an exploratory well to Contract Depth including casing to total depth and subsequent testing or abandonment of said well in the Initial Exploration Period. Notwithstanding the above, upon the earlier to occur of (a) the drilling and testing of this exploratory well, or (b) total cumulative costs incurred in drilling and completing or abandoning the said well equal to one million five hundred thousand United States Dollars (US$1,500,000), or a maximum cost to Drucker of six hundred thousand United States Dollars (US$600,000); thereafter, Drucker shall pay twenty percent (20%) of all costs and expenses with any further activity related to this well.

2.04 Drucker shall, within seven (7) days of the Effective Date, provide either Dublin or Tanganyika (at Dublin=s option) with a bank guarantee from a bank acceptable to Dublin equivalent to two million United States Dollars (US$2,000,000), being forty percent (40%) of the Letter of Guarantee. Both


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Dublin and Tanganyika shall  immediately  provide Drucker with a Trust Agreement covering the 20% working interest of Drucker until a Deed of Assignment is approved by EGPC and the Government.

2.05 Dublin shall, upon receipt of the sums set out in Article 2.01 and the bank guarantee set out in Article 2.04, prepare, execute and submit the Deed of Assignment to Drucker for execution by Drucker.

2.06 Dublin shall, as soon as possible following the date of receiving the fully executed Deed of Assignment, submit the same for approval by EGPC and the Government and will use its best efforts to obtain said approvals.

2.07 Following the approval of the Deed of Assignment by EGPC and the Government, the respective Participating Interests of the Parties shall be as follows:

                                            Dublin             50%
                                            GHP                30%
                                            Drucker            20%
                                                              ----
                                                              100%

2.08 Drucker agrees to assume its respective share of the rights and obligations of Dublin arising from and under the CA with respect to the Acquired Interest from and after the date of execution of the Deed of Assignment.

2.09 The Parties shall use reasonable efforts to execute the JOA, which shall take effect as of the Effective Date, within thirty (30) days after execution of this Agreement.

2.10 The Parties agree that the Operator shall be Dublin. The Operator shall conduct all operations in accordance with the provisions of the CA and the JOA.

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3.0      REPRESENTATIONS AND WARRANTIES

3.01     Dublin hereby represents and warrants to Drucker that:

         a. it is duly established and existing under the laws of the Republic of Ireland and has the power and authority to own its own assets and to conduct the business which it carries on;

         b.       it has the corporate power to enter into this  Agreement,  the
                  JOA and the Deed of Assignment and to carry out the transactions provided for therein and has taken all necessary corporate action to authorise the execution and delivery of this Agreement, the Deed of Assignment and the JOA, which agreements constitute legally binding obligations on it;

         c. the CA is valid, approved by Majlis Al Shaab (Egyptian Parliament) and in good standing and there has been no default by Dublin under, or breach by Dublin of the CA; and

         d. Law No. 15 for 1998 has been issued by the Government giving the beneficial title to the Acquired Interest and such title is free and clear of all charges and claims of all persons and entities (and will be so assigned free and clear at the date of assignment) other than those of the Government and EGPC, whose charges and claims are fully set forth in the CA;

         e. there is no pending of threatened litigation which would materially affect the consumption of, and benefits under this Agreement, the Deed of Assignment and/or the JOA; and

         f. it shall, pursuant to Article 2, use its best efforts to obtain all official consents to the Deed of Assignment.

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3.02     Drucker hereby represents and warrants to Dublin that:

         a. it is duly established and existing under the laws of the British Virgin Islands;

         b. it has the corporate power to enter into this Agreement, the Deed of Assignment and the JOA, and to carry out the transactions provided for therein and has taken all necessary corporate action to authorise the execution and delivery of this Agreement, the Deed of Assignment and the JOA which agreements constitute legally binding obligations on it.

4.0      RELATIONSHIP OF THE PARTIES

4.01 The rights, duties, obligations and liabilities of the Parties herein shall be several and not joint or collective; and nothing herein contained shall ever be construed as creating a partnership of any kind, an association, or a trust, or as imposing upon any or all of the Parties hereto any partnership duty, obligation or liability. Each Party shall be individually responsible only for its obligations as set out in this Agreement.

5.0      INFORMATION

5.01 On the Effective Date, Dublin will make available and furnish to Drucker all data and information related to the Contract Area and the CA.

5.02 Subject to the CA, the Parties hereto agree that the terms of this Agreement shall be considered confidential and shall not be disclosed to any third party, except to the extent provided by (d) below. Neither Party shall, without the prior written consent of the other Party, disclose during the currency of this Agreement to any third party any data or information acquired or obtained by any of them under the CA, provided that any Party may disclose any such information or data:

         a.       to the Government and EGPC;

         b.       to an Affiliate;

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         c.       to any technical,  financial or other professional  consultant
                  retained  by  it  or  its   Affiliate,   which   requires  the
                  information or data to provide professional services to Dublin or Drucker;

         d.       to the extent required:
                  i.       by law, or
                  ii. by the rules and regulations of any stock exchange upon which the shares or other securities of any Party or an Affiliate are listed or in connection with an application to any stock exchange for listing of any such shares or other securities;

         e. to any third party with which bona fide negotiations for a Participating Interest are conducted; or

         f.       to the extent that the information is in the public domain;

provided  always that with the exception of disclosure  under (a), (b), (d), and
(f) hereinabove, the recipient of any information agrees in writing to keep the same strictly confidential.

6.0      APPLICABLE LAW AND RESOLUTION OF DISPUTES

6.01 This Agreement shall be governed by and construed in accordance with the laws of Canada, excluding, however, any of its conflict of law rules which would direct or refer to the laws of another jurisdiction. The Parties hereto specifically attorn and submit themselves to the jurisdiction of the courts of Canada. In addition, each Party irrevocably waives any objection which it may now or hereafter have to laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in the courts of Canada, and irrevocably waives any claim that any such suit, action or proceeding brought in the courts of Canada has been brought in an inconvenient forum and further irrevocably waives the right to object, with respect to such claim, suit action or proceeding brought in the courts of Canada, that such court does not have jurisdiction over such Party.

7.0      MISCELLANEOUS

7.01     This Agreement is subject to regulatory body approval.


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7.02 Any obligation of the Parties  hereunder  shall be suspended  while they or any of them is prevented or hindered from complying therewith by any cause of force majeure as that term is defined in the Force Majeure Article of the CA. Any time limitations set forth in the Agreement shall be automatically extended for the same period of time that the obligations are so suspended.

7.03 The terms, conditions, warranties and representations in this Agreement shall survive the execution of the Deed of Assignment and the JOA.

7.04 This Agreement may be amended in any manner and at any time only by a written instrument executed by the Parties hereto.

7.05 Whether or not the transactions contemplated herein shall be consummated, each of the Parties shall (except as otherwise specifically provided herein) pay his own expenses incidental to the preparation, execution and performance of this Agreement.

7.06 Either of the Parties shall execute and deliver such other certificates, agreements and other documents and take such other actions as may reasonably be requested by the other Party in order to consummate or implement the transactions contemplated by this Agreement.

7.07 All notices, requests, demands or other communications hereunder shall be in writing, and shall be delivered by hand or sent by courier. Notices sent by

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fax are deemed to be  received on the  working  day of the  recipient  following dispatch provided that the recipient acknowledge receipt by return fax.

         a.       If to DUBLIN INTERNATIONAL PETROLEUM (EGYPT) LIMITED:
                  Suite 1320-885 West Georgia Street
                  Vancouver, BC
                  Canada  V6V 3E8
                  Attention:        Mr. Lukas Lundin
                  Telephone:        (604) 689 7842
                  Facsimile:        (604) 689 4250

         2.       If to DRUCKER PETROLEUM INC.:
                  Suite 900, 789 West Pender Street
                  Vancouver, B.C.
                  Canada  V6C 1H2
                  Attention:        Mr. Ernest Cheung
                  Telephone:        (604) 685-3193
                  Facsimile:        (604) 681-7536

The address of each Party hereto may be changed for any or all purposes of the Agreement by five (5) days advance written notification from the Party changing its address to the other Party.

7.08 This Agreement and all the provisions hereof shall be binding upon and enure to the benefit of the Parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interest or obligations hereunder shall be assigned, by operation of law or otherwise consent of the other Parties, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, each Party shall be entitled, upon notification, to assign to an Affiliate without the consent of the other Party.

7.09 This Agreement may be executed in one or more counterparts, all of which will constitute one and the same instrument.


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7.10 The section  headings in this Agreement are for  convenience  and reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision thereof.

7.11 This Agreement hereby supersedes any and all other agreements, oral or written, and constitutes the entire agreement among the Parties hereto in respect of the subject matter of this Agreement.


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IN WITNESS  WHEREOF,  the Parties  hereto have executed this Agreement as of the day and year first above written.

DUBLIN INTERNATIONAL PETROLEUM (EGYPT) LIMITED

"Edward L. Molnar"
- -----------------------------
Name:    Edward L. Molnar
Title:   President


DRUCKER PETROLEUM INC.

"Ernest Cheung"
- -----------------------------
Name:
Title:


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                                  ANNEXURE "A"

                              CONCESSION AGREEMENT

                                  ANNEXURE "B"

                               DEED OF ASSIGNMENT



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                               DEED OF ASSIGNMENT

THIS DEED OF ASSIGNMENT is made as of this day of April, 1998 between:

         DUBLIN INTERNATIONAL PETROLEUM (EGYPT) LIMITED, a company incorporated under the laws of the Republic of Ireland ("Dublin"); and

         DRUCKER PETROLEUM INC., a company incorporated under the laws of the British Virgin Islands ("Drucker").


WHEREAS:

A. On April $____, 1998 Dublin signed a Concession Agreement (the "CA") with the Government of the Arab Republic of Egypt (the "Government") and the Egyptian General Petroleum Corporation ("EGPC") pursuant to which Dublin was granted the right to explore for and exploit petroleum from areas described in the CA;

B. Subject to the approval of the Government and EGPC, Dublin is willing to transfer and assign to Drucker an undivided twenty percent (20%) participating interest in the CA, together with all rights and obligations pertaining thereto; and

C. Drucker is desirous of acquiring the said thirty percent (20%) participating interest on the basis of the terms and conditions set forth herein.

NOW THEREFORE, the Parties hereto agree as follows:

1.  Dublin  hereby  assigns  to  Drucker  an  undivided   twenty  percent  (20%)
participating interest in and to the CA and the Drucker hereby accepts such assignment.

2. Dublin hereby expressly states that the rights and privileges of the Government and EGPC under the CA shall not be prejudiced by the provisions of this Agreement.

3. Drucker hereby expressly agrees to be bound by all the obligations provided for under the CA.

4. For the purposes of the CA, Drucker=s address is as follows:

         Suite 900, 789 West Pender Street
         Vancouver, B.C.
         Canada  V6C 1H2
         Attention:        Mr. Ernest Cheung
         Telephone:        (604) 685-3193
         Facsimile:        (604) 681-7536

5. This Assignment shall be effective upon obtaining the consent of the Government and EGPC hereto in accordance with Article 21 of the CA.


IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first above written.

DUBLIN INTERNATIONAL PETROLEUM (EGYPT) LIMITED


- ---------------------------------
Name:
Title:


DRUCKER PETROLEUM INC.


- ---------------------------------
Name:
Title: